UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 7, 2010 (December 2, 2010)

Date of report (Date of earliest event reported)

FIRST PLACE FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-25049	34-1880130
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

185 E. Market Street, Warren, OH 44481

(Address of principal executive offices)

(330) 373-1221

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is being filed to correct information included in the Form 8-K previously filed on December 7, 2010, as a result of an inadvertent submission by our filing service. The Form 8-K previously filed contained errors within the text and quantitative information provided.

Item 2.02	Results of Operations and Financial Condition.

On December 6, 2010, First Place Financial Corp. (the “Company”) issued a press release announcing its intention to amend its Form 10-K for the fiscal year ended June 30, 2010, and to restate its results of operations and financial condition as of and for the twelve months ended June 30, 2010. This press release is attached as Exhibit 99.1 to this report.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On December 2, 2010, the Audit Committee of the Board of Directors of the Company determined that the Company’s previously issued financial statements as of and for the fiscal year ended June 30, 2010, and its report on internal control as of June 30, 2010, as presented in the Company’s Annual Report on Form 10-K (the “Form 10-K”), can no longer be relied upon. This determination was based in large part on the results of the annual periodic examination by the Office of Thrift Supervision (the “OTS”) of First Place Bank, the Company’s wholly-owned subsidiary (the “Bank”). The Bank has amended its Thrift Financial Report for the subject period and the Company intends to amend its Form 10-K before December 31, 2010, to reflect the changes and adjustments set forth below.

On October 26, 2010, upon conclusion of an on-site examination of the Bank, the OTS orally informed the Company that it was their opinion that the Bank’s allowance for loan losses was understated as of June 30, 2010. On November 10, 2010, the Company received written notification from the OTS of the requirement to amend the Bank’s Thrift Financial Report by increasing the allowance for loan losses by approximately $14 million. Between October 26, 2010, and December 2, 2010, management analyzed the OTS findings and engaged in numerous discussions with the OTS to determine the appropriate level of the allowance for loan losses. This matter was resolved as of December 2, 2010, upon the Audit Committee’s determination.

The Company’s policy for determining the allowance is a critical accounting policy that requires management to make estimates and judgments about matters that are acceptable and consistent with generally accepted accounting principles (“GAAP”). As indicated on Page 10 of the Company’s Form 10-K, the classification of the Company’s assets and the amount of its valuation allowances is subject to review by the OTS, which can order the establishment of additional loss allowances. The Company will be restating the allowance for loan losses to bring it to a level that is acceptable to the OTS and that remains within the range of what is acceptable and consistent with GAAP. The OTS notification to increase the allowance is based on a proposed downgrade of primarily commercial real estate loans and a proposed increase in the Company’s troubled debt restructurings.

As of the date of this filing and based on its initial estimates, the Company anticipates the following changes to the financial results previously reported as of and for the fiscal year ended June 30, 2010:

•	The net loss for the fiscal year ended June 30, 2010, will increase from $31.2 million to approximately $45.2 million.

•	The loss per common share for the fiscal year ended June 30, 2010, will increase from $2.14 to approximately $2.98.

•	The provision for loan losses for the fiscal year ended June 30, 2010, will increase from $86.6 million to approximately $100.6 million.

•	The allowance for loan losses at June 30, 2010, will increase from $46 million to approximately $60 million.

•	Classified loans at June 30, 2010, will increase from $171 million to approximately $238 million.

•	Nonperforming loans at June 30, 2010, will increase from $98 million to an amount within the range of $120 million to $130 million.

•

Troubled debt restructurings at June 30, 2010, will increase from $18 million to approximately $70 million. This increase is a result of a more conservative approach recommended by management with regard to the determination of troubled debt restructurings.

•	Shareholders’ equity at June 30, 2010, will decrease from $252 million to approximately $238 million.

•	The Bank’s equity at June 30, 2010, will be approximately $265 million, compared with $279 million previously reported in the Thrift Financial Report.

•	The Bank’s approximate restated and as previously reported capital ratios at June 30, 2010, are as follows:

	As restated June 30, 2010	As previously reported June 30, 2010
Total risk-based capital	12.22%	12.75%
Tier 1 risk-based capital	10.95%	11.50%

These changes will be reflected in a Form 10-K/A for the fiscal year ended June 30, 2010, which the Company intends to file with the Securities and Exchange Commission before December 31, 2010. As a result of the above findings, the Company anticipates that the improvements needed to the Company’s process for determining its allowance for loan losses may be indicative of a material weakness.

The Company has not yet filed its Form 10-Q for the three months ended September 30, 2010. As of the date of this filing and based on its initial estimates, the Company anticipates that it will report the following financial results as of and for the three months ended September 30, 2010:

•

Net income for the three months ended September 30, 2010, will be approximately $360 thousand. After deducting preferred stock dividends and discount accretion of approximately $1.1 million, the loss attributable to common shareholders will be approximately $740 thousand.

•	The loss per common share for the three-month period will be approximately $0.04.

•

Mortgage banking gains will be approximately $16 million, offset in part by a charge of approximately $5.5 million to loan servicing results stemming from impairment and amortization charges related to mortgage servicing rights.

•	The provision for loan losses will be approximately $14 million.

•	The allowance for loan losses will be approximately $60 million, or 2.63% of total loans.

•	Shareholders’ equity at September 30, 2010, will be approximately $241 million.

•	The Bank’s equity at September 30, 2010, will be approximately $269 million as reported in the Thrift Financial Report.

•	The Bank’s capital ratios at September 30, 2010, are anticipated to be as follows:

Total risk-based capital	12.37%
Tier 1 risk-based capital	11.10%

The Company’s results as of and for the three months ended September 30, 2010, will be reflected in a Form 10-Q, which the Company intends to file with the Securities and Exchange Commission before December 31, 2010.

The Audit Committee of the Board of Directors of the Company has discussed the matters disclosed in this Item 4.02 with KPMG LLP, the Company’s independent registered accounting firm.

The information in this Item 4.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Forward-Looking Statements

When used in this Form 8-K, in future filings with the SEC, in press releases or other public or shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “will likely result,” “ are expect to,” “will continue,” “is anticipated,” “estimate,” “project,” “believe,” “should,” “may,” “will,” “plan,” or variations of such terms or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results to be materially different from those indicated. Such statements are subject to certain risks and uncertainties, including changes in economic conditions in the market areas we conduct business, which could materially impact credit quality trends; changes in laws, regulations or policies of regulatory agencies; fluctuations in interest rates; demand for loans in the market areas we conduct business; and competition, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated December 6, 2010, announcing the Company’s intention to amend its Form 10-K for the fiscal year ended June 30, 2010, and to restate its results of operations and financial condition as of and for the twelve months ended June 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PLACE FINANCIAL CORP.

Date: December 7, 2010	By:	/s/ David W. Gifford
David W. Gifford
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release dated December 6, 2010, announcing the Company’s intention to amend its Form 10-K for the fiscal year ended June 30, 2010, and to restate its results of operations and financial condition as of and for the twelve months ended June 30, 2010.

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